Exhibit 10.6

NONQUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE TELULAR CORPORATION
STOCK INCENTIVE PLANS

THIS AGREEMENT, dated as of _____________ by and between Telular Corporation, a Delaware corporation (the "Company"), having its principal place of business at Chicago, Illinois, and _______________ (the "Grantee").

WHEREAS, the Grantee is or has agreed to become employed by the Company, and the Company desires employer to have the Grantee continue in such employ and to provide the Grantee with inducements to do so and to perform in a superior manner, and the Company desires to reward such performance; and

WHEREAS, the Company has adopted the Telular Corporation Amended and Restated Stock Incentive Plan and the 2008 Employee Stock Incentive Plan collectively (the "Plans"), authorizing the grant of Awards by the Company to officers and key employees; and
WHEREAS, the Committee referred to in the Plan (the "Committee"), pursuant to authority vested in it by the Company's Board of Directors, has approved the granting to the Grantee of a Nonqualified Stock Option (the "Option") to purchase shares of common stock, par value $.01 per share, of the Company (the "Shares") under "the Plans" and the Company desires to evidence the grant of the Option and to memorialize the terms and conditions of the Option;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows.

1.           Grant of Option.  The Company grants to the Grantee an option to purchase up to 10,000 Company Shares, subject to the terms and conditions of the Company’s Amended and Restated Stock Incentive Plan and this Nonqualified Stock Option Agreement (the "Agreement").  This Agreement is not intended to evidence the grant of an Incentive Stock Option within the meaning of Section 422 of the Code.  Any capitalized terms used herein and not defined herein have the respective meanings ascribed to them in the Plan.

2.           Grant Date.  The date of grant of the Option is ___________, (the “Grant Date”)

3.           Option Exercise Price.  The purchase price for each Share subject to the Option shall be $________ (the "Option Exercise Price").

4.           Option Term.
(a)           Subject to this Section 4 and Section 5 below, the Option shall first become exercisable with respect 1/6th  of the Shares covered by the Option on the six-month anniversary of the Grant Date (the later being the “First Exercise Date”), with respect to 1/36th  of the Shares covered by the Option every month thereafter.    The Grantee may purchase at any time less than the full number of Shares for which the Option is then exercisable.
(b)           The Option shall terminate, and shall no longer be exercisable, six years after the Grant Date (if not sooner terminated in accordance with the provisions of the Plan or the other provisions hereof).
(c) Except as provided in subsection (d) and only if the Option has not been terminated on or prior to a Change in Control, upon a Change in Control the Option shall become exercisable with respect to 50% of any Shares with respect to which the Option was not exercisable immediately prior to the Change in Control.  Subject to Section 5, after the Change in Control the Option shall first become exercisable with respect to 16 2/3% of the Shares covered by the Option on each of the remaining dates specified in subsection (a).
(d)           If a Change in Control occurs prior to the expiration of six months following the date of grant of the Option and the Grantee is a director or officer (within the meaning of Section 16 of the 1934 Act) of the Company, the Option shall not become exercisable with respect to any Shares upon the Change in Control but shall become exercisable with respect to the Shares specified in subsection (c) the day after the expiration of such six-month waiting period unless the Option has terminated on or prior to the Change in Control.
(e)           If the Grantee's employment with the Company terminates after a Change in Control but before the Option becomes exercisable pursuant to subsection (d), the Option shall nonetheless become exercisable as provided in subsection (d), shall remain exercisable for sixty days thereafter and shall then terminate.

5.           Termination of Employment.
(a)           Except as provided in Section 4 above, upon the Grantee's termination of employment with the Company, the Option shall be cancelled with respect to any Shares with respect to which it was not exercisable on the date of such termination.
(b)           Upon the Grantee's termination of employment with the Company because of death or Disability, the Option shall remain exercisable, to the extent then exercisable, until the earlier of:  (i) the expiration of six months following the termination of employment; or (ii) the term of the Option and shall terminate thereafter.
(c)           Upon the Grantee's termination of employment with the Company for fraud, misappropriation of Company property, falsification of reports to the Company or other instances of serious willful misconduct related to the Grantee's employment ("Cause"), the Option shall be canceled immediately.
(d)           Upon a Grantee's termination of employment with the Company for any reason other than Cause, death or Disability, the Option shall remain exercisable, to the extent then exercisable, until the earlier of: (i) the expiration of 60 days following the termination of employment; or (ii) the term of the Option and shall terminate thereafter.
(e) After the Grantee's death, the Option may be exercised only by the Grantee's Beneficiary; provided, however, that if the Grantee's Beneficiary dies during the term of the Option, the executor or administrator of the Beneficiary's estate may exercise the Option.  If the Grantee and the Grantee's Beneficiary die in circumstances in which there is no sufficient evidence that the two have died otherwise than simultaneously, the Beneficiary shall be deemed to have predeceased the Grantee.

6.           Exercise and Withholding.
(a)           The Grantee may exercise the Option in respect of Shares by giving written notice thereof to the Company.  Such notice shall specify the number of Shares to be purchased and shall be accompanied by full payment for the Shares to be purchased and by such agreement, statement, or other evidence as the Company may require in order to satisfy itself that the issuance of the Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations relating to the issuance and sale of securities, including the provisions of the Securities Act of 1933 and regulations promulgated thereunder.
(b) Upon exercise of the Option, in whole or in part, the Company shall notify the Grantee of the amount of withholding tax, if any, that must be paid under federal, state and/or local law by reason of such exercise.  It shall be a condition to the delivery of Shares hereunder that provision satisfactory to the Company shall have been made for payment of any taxes required to be paid or withheld pursuant to any applicable law or regulations.  The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind (whether or not related to the Plan or this Agreement) otherwise due to the Grantee any such taxes required to be withheld.
(c)           The Grantee may pay the Option Exercise Price and any withholding obligation by money order, cashier's check or certified check or, if permitted by the Committee and the Plan, by (i) having the Company withhold Shares otherwise deliverable to the Grantee with respect to the exercise of the Option; (ii) delivering Shares to the Company; or (iii) a combination thereof.  The Committee may consult counsel regarding the application to any payment method of the 1934 Act, Rule 16b-3, or any similar or related law, rule, regulation or interpretation.  Any Shares used to satisfy the Option Exercise Price or any withholding tax obligation shall be valued at their Fair Market Value on the date of exercise.  The exercise of the Option shall be deemed to occur on the date that the notice of exercise and the payment of the Option Exercise Price are received by the Committee, or if such notice of exercise and payment are mailed in the United States and a reputable overnight delivery service has stamped its postmark thereon, then on the date of such postmark.
(d)           As a condition to receiving Shares purchased upon exercise of the Option, the Grantee shall satisfy in cash any debts owed to the Company by the Grantee and to compensate the Company in cash for any losses suffered by the Company arising out of the Grantee's fraud.  If the Grantee fails to fulfill these obligations, the Company may require the Grantee to return to the Company all Shares received upon exercise of the Option.
(e)           As soon as practicable after each exercise of the Option and compliance by the Grantee with all applicable conditions, the Company shall mail or deliver or cause to be mailed or delivered to the Grantee a stock certificate or certificates registered in the name of the Grantee for the number of Shares that the Grantee shall be entitled to receive upon such exercise under the provisions of this Agreement.  At the request of the Grantee, the stock certificate or certificates may be issued in the Grantee's name and the name of another person as joint tenants with right of survivorship.

7.           Recapitalizations, Etc.  In the event of a stock dividend, stock split, combination of Shares, recapitalization or other similar capital change, the number and kind of Shares subject to the Option, the Option Exercise Price and the other relevant provisions of this Agreement shall be appropriately adjusted as provided in Section 21 of the Plan.
   Mergers, etc.  If one or more corporations or partnerships merge into the Company, or if the Company merges or consolidates with one or more corporations or partnerships, the Company shall cause the surviving entity to assume the Company’s obligations under this Agreement, and Company Shares subject to these Options under this Agreement and the applicable option exercise price for such Options shall be adjusted as follows:
(a)           after each such event the number and nature of securities of the surviving entity that the Executive is entitled to receive with respect to any Option will be equal to the number and nature of such securities that the Executive would hold by reason of (i) the exercise of such Option immediately prior to the record date for such event and (ii) the effect of such event upon the securities to be received upon such exercise, subject to further adjustment pursuant to Section 6 for subsequent events if applicable; and
(b)           the applicable option exercise price shall be adjusted ratably in proportion to any adjustment in the number or nature of any securities to be issued with respect to any Option.

8.           Status as Shareholder.  The Grantee shall not for any purpose be deemed to be a holder of any Shares until such Shares are issued or delivered to the Grantee.

9.           Choice of Law.  This Agreement shall be governed by the laws of the State of Illinois, without regard to the conflict of law provisions thereof.  Any action to enforce or interpret this Agreement shall be triable only in courts whose situs is in Cook County, Illinois.

10.           Representations and Warranties.
(a)           The Company represents and warrants to the Grantee that the Option has been duly and validly authorized and issued by the Company and that the Shares, when issued in accordance herewith upon payment of the Option Exercise Price specified herein, will be duly and validly issued, fully paid and non-assessable.
(b)           The Grantee represents and warrants to the Company that he is acquiring the Option and any Shares pursuant to the Option solely for investment and without a view to distribution, and that he is aware that neither the Shares nor the Option has been registered for sale under the Securities Act of 1933 or any applicable state law and may not be resold except pursuant to an effective registration statement thereunder or an exemption from the registration requirements thereof.

11.           Legend.  The Company may place on the certificates representing any Shares issued pursuant to the Option a legend indicating that such Shares may not be resold except pursuant to an effective registration statement thereunder or an exemption from the registration requirements thereof.
12.           Miscellaneous.
(a)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that the Grantee may not transfer the Option other than by will or the laws of descent.  Any notices to be given hereunder shall be effective only if in writing and shall be deemed given when delivered in person or when sent by reputable overnight delivery service to the following addresses:
If to the Company:

Telular Corporation
311 S. Wacker Dr.
Suite 4300
Chicago, IL  60606
Attention:  Chief Financial Officer

If to the Grantee:

____________________________
____________________________
____________________________

or to such other address as such party may indicate by notice to the other.  This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.
(b)           The Option is granted pursuant to the Plan.  The grant of the Option is subject to all the terms and provisions of the Plan, which are hereby incorporated into this Agreement by reference and are made a part of this Agreement.  For the convenience of the Grantee, certain but not all of the provisions of the Plan are also summarized or elaborated upon in this Agreement.  Each and every provision of this Agreement shall be administered, interpreted, and construed so that the Option shall conform to the provisions of the Plan.  Any provision of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded.
(c)           The Grantee hereby acknowledges receipt of a copy of the Plan and further agrees to be bound by all of the terms and provisions thereof and by all actions, pursuant to the Plan, of the Committee thereunder and of the Company's Board of Directors.  Whenever the word "Grantee" is used herein in a context where the provision should logically be construed to apply to the Grantee's Beneficiary, the word "Grantee" shall be deemed to include such Beneficiary.
(d) The Option shall not be exercisable and no certificates representing Shares subject to the Option shall be delivered if, at any time, the Company determines, in its discretion, that it is necessary as a condition of, or in connection with, such exercise (or the delivery of Shares thereunder):
(i)           to satisfy withholding tax or other withholding liabilities;
(ii)           to effect the listing, registration or qualification on any securities exchange, or any quotation system, or under any federal, state or local law, of any Company Shares otherwise deliverable in connection with such exercise; or
(iii)           to obtain the consent or approval of any regulatory body; unless such withholding, listing, registration, qualification, compliance, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its reasonable and good faith judgment.
The Company shall act with all reasonable diligence to obtain any such approval or consent and to effect compliance with any such applicable law, regulation, order, withholding, or listing, registration or qualification requirement, and the Grantee or other person entitled to exercise the Option shall take any action reasonably requested by the Company in such connection.

IN WITNESS WHEREOF, the undersigned have set their hands as of the day and year first above written.

TELULAR CORPORATION

By:

Title:

Grantee

Signature:

4